EXHIBIT 99

             CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE,
             SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE
                          SARBANES - OXLEY ACT OF 2002


  In connection with the Annual Report of Ohio Valley Banc Corp. (the "Corporation") on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Jeffrey E. Smith, President and Chief Executive Officer of the Corporation, and Larry E. Miller, II, Senior Vice President and Treasurer (Chief Financial Officer) of the Corporation, each certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

   (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


* /s/ Jeffrey E. Smith                               * /s/ Larry E. Miller, II
----------------------                               -------------------------
Jeffrey E. Smith,                                     Larry E. Miller, II
President and Chief Executive Officer                 Senior Vice President and
                                                      Treasurer (Chief Financial
                                                      Officer)

Dated:  March 31, 2003                                Dated:  March 31,  2003






* A signed original of this written statement required by Section 906 has been provided to Ohio Valley Banc Corp. and will be retained by Ohio Valley Banc Corp. and furnished to the Securities and Exchange Commission or its staff upon request.